EXHIBIT 99.1

PROXY	LAKE MICHIGAN FINANCIAL CORPORATION	PROXY
150 Central Avenue Holland, MI 49423

The undersigned shareholder(s) hereby appoint(s) Garth Deur and Richard Lievense, or either of them, as proxies, each with power to appoint his or her substitute, and hereby authorizes each and any of them to represent and to vote all the shares of common stock of Lake Michigan Financial Corporation, a Michigan corporation (“Lake Michigan”), held of record by each undersigned shareholder as of —, 2015, at the special meeting of the Lake Michigan shareholders to be held on —, 2015, or any adjournment of that meeting:

1.	Proposal to approve the Agreement and Plan of Merger, dated as of January 5, 2015, by and between Lake Michigan and Chemical Financial Corporation.

FOR PROPOSAL 1               AGAINST PROPOSAL 1              ABSTAIN PROPOSAL 1

Your board of directors recommends that you vote FOR Proposal 1.

2.	Proposal to approve the adjournment of the Lake Michigan special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve Proposal 1 listed above.

FOR PROPOSAL 2               AGAINST PROPOSAL 2              ABSTAIN PROPOSAL 2

Your board of directors recommends that you vote FOR Proposal 2.

This proxy is solicited by the board of directors. If properly executed, this proxy will be voted by your proxies named above in the manner you directed above. If no direction is made, this proxy will be voted for Proposals 1 and 2 and in the discretion of the proxies on any other matter that may come before the meeting.

Sign this proxy in the same way that your stock is registered with Lake Michigan (as shown printed below). Joint tenants should each sign this proxy. Attorneys, personal representatives, executors, administrators, trustees, guardians, and other representatives should indicate their representative capacity. Corporate officers should indicate their title and the corporation’s full name. Partners should indicate their capacity and the partnership’s full name.

Dated: , 2015	________________________________________
Signature (same as shown on stock certificate or address label)

________________________________________
Representative capacity, if any

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If shares are held jointly, joint tenant’s signature

________________________________________
Representative capacity, if any

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY PROMPTLY

USING THE ENCLOSED ENVELOPE.